Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is by and between TeleTech Holdings, Inc., including its subsidiaries, their successors and assigns, their directors, officers, employees and agents (the “Company” or “TeleTech”) and Regina Paolillo (“Employee”), and shall be effective as of November 3, 2011 (“Effective Date”).

1.             Appointment.

a.             TeleTech hereby employs Employee as Executive Vice President and Chief Financial and Administrative Officer reporting to the Chief Executive Officer or his designee and Employee hereby accepts such employment with TeleTech to begin on November 3, 2011 (“Start Date”).

b.             Employee shall devote her full-time and best efforts to the performance of all duties as shall be assigned to Employee from time to time by TeleTech.  Unless otherwise specifically authorized in writing by TeleTech, Employee shall not engage in any other business activity, or otherwise be gainfully employed.  This shall not preclude Employee from serving on Boards of Directors with Company’s prior written approval.

c.             Employee acknowledges that, as part of Employee’s employment duties hereunder, Employee may be required to perform services for, and serve as an officer and/or director of, subsidiaries and affiliates of TeleTech, on behalf of and as requested by TeleTech, and Employee agrees to perform such duties.  Employee shall render such services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, in accordance with TeleTech’s Code of Conduct and policies.

2.             Compensation.

a.             Salary and Salary Review.  Employee’s base salary shall be $375,000 per year, payable in equal installments in accordance with TeleTech’s standard payroll practice, less legally required deductions and withholdings.  The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) may, in its sole discretion, increase, or decrease in a non-material way, Employee’s base salary, as and when the Compensation Committee deems appropriate.

b.             Guaranteed Bonus.  Provided that Employees remains employed with the Company through February 29, 2012, Employee shall receive a 2012 Guaranteed Bonus of $350,000.00, payable on the next regularly scheduled payroll date after February 29, 2012.

c.             Annual Incentive.   Beginning on January 1, 2012, Employee will be eligible to participate in the then current Management Incentive Plan (“MIP”) with eligibility to earn an annual bonus targeted at 100% of Employee’s base salary.  The actual amount paid to Employee under any applicable MIP may be zero, higher, or lower than the targeted amount at the sole discretion of the Compensation Committee.  Any and all incentive payments are payable in accordance with the applicable MIP.  For purposes of clarification, Employee shall not be entitled to participate in the Company’s 2011 MIP.

3.             Restricted Stock Units.

a.             Time-Based RSU Grant.  The Company shall grant Employee 100,000 restricted stock units (“RSUs”) contingent upon the approval of the Compensation Committee.  The Time-Based RSUs shall vest in three installments beginning on the second anniversary of the date of such grant provided that Employee remains employed by the Company on each such vesting date.  The terms and conditions of the RSU grant are more fully set forth in a Restricted Stock Unit Agreement, in substantially the form attached hereto as Exhibit A.

b.             Performance-Based RSU Grant.  The Company shall grant Employee 100,000 RSUs contingent upon approval of the Compensation Committee.  The Performance-Based RSU shall vest upon the achievement by the Company in the same calendar year of both a specified annual consolidated revenue target and a specified operating margin target on or before December 31, 2014 each measured at year end and as reflected in the Company’s audited consolidated financial statements as filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K, provided that Employee remains employed by the Company on such vesting date.  The terms and conditions of the RSU grant are more fully set forth in an RSU Agreement in substantially the form attached hereto as Exhibit B.

4.             Stock Option Grant.  The Company shall grant to Employee an award of options to purchase 150,000 shares of common stock of TeleTech, contingent upon approval of the Compensation Committee.  The stock options shall vest in four installments upon the achievement of specified stock price targets provided that Employee remains employed by the Company on each such vesting date.  The terms and conditions of the stock option grant are more fully set forth in an Individual Stock Option Agreement in substantially the form attached hereto as Exhibit C.

5.             Fringe benefits.

a.             Medical, Vision, Dental and Long-Term Disability Insurance.  Employee and her dependents shall be eligible for coverage under the group medical, vision, and dental insurance plans made available from time to time to TeleTech’s executive and management employees, beginning on the first of the month after 30 days from the Effective Date.  TeleTech shall pay the premiums during Employee’s employment under the group medical, vision, dental, and Long-Term Disability insurance plans pursuant to the same premium-payment formula applicable to TeleTech’s other senior executives.  Additionally, the Company shall reimburse Employee for any COBRA payments incurred and made by Employee to maintain health and welfare benefits through her previous employer’s health and wellness plans through and including the date on which she is eligible to participate in TeleTech’s health and wellness plans.

b.             Life Insurance.   Subject to Employee’s satisfactory completion of a standard medical examination, Employee shall be eligible for, and TeleTech shall provide Employee with a $4,000,000 term life insurance policy.  TeleTech shall pay all premiums relating to such a policy up to $10,000 per year. TeleTech, on behalf of Employee, will maintain such insurance policy so long as Employee is employed by TeleTech.  Employee shall be the owner of such policy and shall have the right to designate the beneficiary or beneficiaries thereof.  Upon termination of Employee’s employment for any reason, Employee shall have the right to continue and maintain such policy by her payment of future premiums due under the policy.

c.             Miscellaneous benefits.  Employee shall receive fringe benefits generally applicable to the other TeleTech senior executives that are from time to time in effect, such as the Company’s 401(k) and Deferred Compensation Plans.

6.             Paid Leave.

Employee shall receive 19 days of accrued Paid Time Off (PTO) for Employee’s first full year of employment pursuant to the then current PTO Policy (or any other vacation/sick policy then in effect).  Employee will also be paid for time off for certain holidays as set forth in Company’s then current Company Holiday Policy.

7.                                      Relationship Between this Agreement and Other TeleTech Agreements.

In the event of any direct conflict between any term of this Agreement and any TeleTech contract, policy, procedure, guideline or other publication, the terms of this Agreement shall control.

8.             Termination.

a.             Termination by Either Party.  Except as set forth in paragraphs 8(c), (d) and (e) below, upon 30 days written notice, either party may terminate the employment relationship.  Both parties may mutually agree to a shorter period.

b.             Termination by TeleTech Without Cause.  Upon 30 days written notice and at the Company’s sole discretion, the Company may terminate Employee’s employment without “Cause” (as defined in paragraph 8(f), below).  In this instance, if Employee executes a separation agreement and legal release releasing all claims, except for any claims under the Colorado Wage Claim Act, in a form satisfactory to TeleTech and Employee continues to comply with all terms of such separation agreement, and any other agreement signed by Employee, as severance compensation TeleTech shall pay Employee as severance the sum of 12 months of Employee’s then-

current base salary, measured on the then current monthly basis and payable over a 12 month period in accordance with TeleTech’s then current regular pay periods and policies, less legally required deductions and withholdings.  All terms and conditions of TeleTech’s Severance Pay Plan remain in full force and effect regarding the payment of severance pay.

If TeleTech terminates this Agreement at any time without Cause under this paragraph 8(b), and TeleTech pays Employee all salary and compensation earned as of the termination date, and provides Employee severance compensation and severance benefits in the amount and on the terms specified in this paragraph 8(b), TeleTech’s acts in doing so shall be in complete accord and satisfaction of any claim that Employee has or may at any time have for compensation or payments of any kind from TeleTech arising from or relating in whole or part to Employee’s employment with TeleTech and/or this Agreement.  If the separation agreement and legal release is not signed within forty five (45) days from when the agreement is presented to Employee, then Employee waives her right to receive any severance compensation or severance benefits, even if Employee were to successfully litigate any claim against Company.  Employee is not entitled to severance compensation or severance benefits if Employee terminates her own employment with Company.

c.             Termination by TeleTech for Cause.  TeleTech may terminate this Agreement effective immediately for Cause, upon notice to Employee, with TeleTech’s only obligation being the payment of any salary and compensation earned as of the date of termination, and any continuing obligations under Company pension or benefit plans then in effect, and without liability for severance compensation of any kind.

d.             Termination Upon Employee’s Death.  This Agreement shall terminate immediately upon Employee’s death.  Thereafter, TeleTech shall pay to Employee’s estate all compensation fully earned, and benefits fully vested as of the last date of Employee’s continuous, full-time active employment with TeleTech.  TeleTech shall not be required to pay any form of severance, severance benefits, or other compensation concerning or on account of Employee’s employment with TeleTech or the termination thereof.

e.             Termination Following Disability.  During the first ninety (90) calendar days after a mental or physical condition that renders Employee unable to perform the essential functions of her position with reasonable accommodation (the “Initial Disability Period”), Employee shall continue to receive her base salary pursuant to paragraph 2(a).  Thereafter, if Employee qualifies for benefits under TeleTech’s long term disability insurance plan (the “LTD Plan”), then she shall remain on leave for as long as she continues to qualify for such benefits, up to a maximum of 180 consecutive days (the “Long Term Leave Period”).  The Long Term Leave Period shall begin on the first day following the end of the Initial Disability Period.  During the Long Term Leave Period, Employee shall be entitled to any benefits to which the LTD Plan entitles her, but no additional compensation from TeleTech in the form of salary, performance bonus, new stock option grants, allowances or otherwise. If at the end of the Long Term

Leave Period Employee remains unable to perform the essential functions of her position, then TeleTech may terminate this Agreement and/or Employee’s employment. In the event that TeleTech terminates this Agreement or Employee’s employment under this paragraph 8(e), TeleTech’s payment obligation to Employee shall be limited to all compensation fully earned, and benefits fully vested as of the last date of Employee’s continuous, full-time active employment with TeleTech.  Except as specifically set forth above in this paragraph 8(e), TeleTech shall not be required to pay any form of severance, severance benefits, or other compensation concerning or on account of Employee’ employment with TeleTech or the termination thereof.  The compensation and benefits under this paragraph are in addition to any other compensation and benefits Employee may receive under any disability or other insurance policy.

f.              Definition of “Cause”.  Cause shall be determined in the Company’s sole and absolute discretion and shall include any of the following acts by Employee:  violation of any Company policy, procedure,  guideline or agreement; theft, embezzlement, misappropriation of funds, or misuse of Company property or time; willful dishonesty causing harm to the Company; conviction of or a plea of guilty or nolo contendre to any felony, or to any misdemeanor involving dishonesty, fraud, abuse of trust, breach of fiduciary duty, physical or emotional harm to any person or moral turpitude or use, possession, or distribution of controlled substances; conduct which the Company determines in its sole and absolute discretion to be disruptive and not in the best interest of the Company; unauthorized use of trade secrets or confidential information (or the Company’s reasonable belief that Employee has done so or has attempted to do so); repeated dishonesty or misrepresentation involving the Company or any of its affiliates or subsidiaries; violation of the Company’s Substance Abuse Policy; illegal gambling on the Company’s or any affiliate’s or subsidiary’s premises; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; making any statements, whether written or oral that disparage or defame the Company or any of its affiliates or subsidiaries; intentionally falsifying any document or making any false or misleading statement related to Employee’s employment by the Company; and or poor performance as determined by the Company’ Chief Executive Officer, in his sole discretion.

9.             Successors and Assigns.

TeleTech, its successors and assigns may in their sole discretion assign this Agreement to any person or entity, with or without Employee’s consent.  This Agreement thereafter fully shall bind, and inure to the benefit of TeleTech’s successors or assigns and in the event of a sale of all or a portion of TeleTech’s stock or assets, this Agreement shall continue in full force and effect.  Employee shall not assign either this Agreement or any right or obligation arising hereunder.

10.          Dispute Resolution.

Employee and TeleTech agree that in the event of any controversy or claim arising out of or relating to Employee’s employment with and/or separation from

TeleTech, they shall negotiate in good faith to resolve the controversy or claim privately, amicably and confidentially.  Each party may consult with counsel in connection with such negotiations.  All controversies and claims arising from or relating to Employee’s employment with TeleTech and/or the termination of that employment that cannot be resolved by good-faith negotiations shall be resolved only by final and binding arbitration.  Employee agrees to execute, simultaneously with the execution of this Agreement, the Company’s current Arbitration Agreement.

11.          Non-Disclosure and Non-Competition

Employee agrees to execute, simultaneously with the execution of this Agreement, the Company’s current Agreement to Protect Confidential Information, Assign Inventions and Prevent Unfair Competition and Unfair Solicitation, which, among other things, restricts Employee from engaging in any activity in competition with the Company for a one-year period following Employee’s termination for any reason.

12.          Section 409A

If Employee is a “specified employee” (within the meaning of Section 409A) at the time of Employee’s termination and to the extent that any amounts payable or other benefits receivable by Employee pursuant to this Agreement provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), then, notwithstanding anything to the contrary in this Agreement, such payment or benefits will be provided, to the extent necessary to comply with Section 409A, no earlier than the first business day following the six month anniversary of Employee’s termination.  In determining whether a termination of employment has occurred for purposes of applying the terms of this Agreement, the provisions of Section 409A and the regulations issued thereunder will control.

13.          Miscellaneous.

a.             Governing Law.  This Agreement, and all other disputes or issues arising from or relating in any way to TeleTech’s relationship with Employee, shall be governed by the internal laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction.

b.             Severability. If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable.  To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

c.             Modification of Agreement.  This Agreement or any other term or condition of employment shall not be modified by word or deed, except in a writing signed by Employee and Executive Vice President of Human Capital.

d.             Waiver.  No provision of this Agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel.  No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

e.             Construction.  Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular.  The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the agreement’s terms and to consult with counsel of their own choosing.  Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the agreement’s drafter, and agree that this Agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used.

f.              Employee’s Representations and Warranties.  Employee represents and warrants that the Employee is not a party to any other employment, non-competition or other agreement or restriction which could interfere with Employee’s employment with the Company or Employee’s or the Company’s rights and obligations hereunder, and that Employee’s acceptance of employment with the Company and the performance of Employee’s duties hereunder will not breach the provisions of any contract, agreement, or understanding to which Employee is a party or any duty owed by Employee to any other person.

g.             Counterparts and Telecopies.  This Agreement may be executed in counterparts, or by copies transmitted by telecopier, which counterparts and/or facsimile transmissions shall have the same force and effect as had the contract been executed in person and in original form.

h.             Return and/or Forfeiture of Performance-Based Payments or Awards.  Notwithstanding any other provision in this Agreement or in the Stock Option Agreement or Restricted Stock Unit Agreements, in the event that pursuant to the terms or requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission or any listing requirements of any stock exchange or stock market on which any securities of TeleTech trade, from time to time, and in the event any bonus payment, stock award or other payment is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of TeleTech, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.  This Section 13(h) shall survive any expiration or termination of this Agreement for any reason.

Employee acknowledges and agrees: that she understands this Agreement; that she enters into it freely, knowingly, and mindful of the fact that it creates important legal obligations and affects her legal rights; and that she understands the need to consult concerning this Agreement with legal counsel of her own choosing, and has had a full and fair opportunity to do so.

[SIGNATURES FOLLOW]

Employee:		TeleTech Holdings, Inc.:

By:	/s/ Regina Paolillo	By:	/s/ Mike Jossi

Name:	Regina Paolillo	Name:	Mike Jossi

		Its:	Executive Vice President, Global Human Capital

Exhibit A

To

Executive Employment Agreement

(Time-Based RSU Grant)

See attached.

TELETECH HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT

(Operating Committee Member)

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into between TELETECH HOLDINGS, INC., a Delaware corporation (“TeleTech”), and Regina Paolillo (“Grantee”), as of November     , 2011 (the “Grant Date”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.             Grant of RSUs.  Subject to the terms and conditions of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by this reference, TeleTech grants to Grantee 100,000 RSUs (the “Award”).

2.                                       Rights Upon Certain Events.

(a)           Rights Upon Termination of Service.  If Grantee incurs a “Termination of Service” (as defined below) for any reason other than (i) for “Cause” (as defined below), (ii) Grantee’s death, or (iii) Grantee’s mental, physical or emotional disability or condition (a “Disability”), Grantee shall retain rights of ownership to any then vested portion of the Award.  Any unvested portion of the Award shall be immediately cancelled.

(b)           Rights Upon Termination of Service For Cause.  If Grantee incurs a Termination of Service for Cause, the RSUs shall be immediately cancelled.

(c)           Rights Upon Grantee’s Death or Disability.  If Grantee incurs a Termination of Service as a result of Grantee’s death or disability, Grantee shall retain any then vested portion of the Award.  Any unvested portion of the Award shall be immediately cancelled.

3.                                       Vesting.

(a)           The RSU Award shall vest in three installments beginning on November     , 2013, as delineated in the table below:

Vesting Schedule
Vesting Date	Cumulative Percentage
November , 2013	25%
November , 2014	25%
Vovember , 2015	50%

(b)           Grantee must not have incurred a Termination of Service before any Vesting Date in order to vest in the portion of the RSUs that vest on such Vesting Date.  No portion of the RSUs shall vest between Vesting Dates; if Grantee incurs a Termination of Service for any reason, then any portion of the RSUs that is scheduled to vest on any Vesting Date after the date Grantee’s Termination of Service is terminated automatically shall be forfeited as of the Termination of Service.

3A.          Vesting Following a Change in Control.

(a)           Accelerated Vesting.  Notwithstanding the vesting schedule contained in Section 3, upon a “Change in Control” (as hereinafter defined), any unvested Performance Vesting RSUs and Time Vesting RSUs that would otherwise vest on or after the effective date of the Change in Control shall be accelerated and become 100%

vested on the effective date of the Change in Control; provided, however, that for purposes of a Change in Control pursuant to Section 3A(b)(i) hereof, the unvested Performance Vesting RSUs and Time Vesting RSUs shall be deemed to have vested immediately prior to a Change in Control transaction described in Section 3(b)(i) hereof in order to allow such Performance Vesting RSUs and Time Vesting RSUs to participate in such Change in Control transaction.

(b)           Definition of “Change in Control”. For purposes of this Agreement, “Change in Control” means the occurrence of any one of the following events:

(i)            any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;

(ii)           any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

(iii)          approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;

(iv)          the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or

(v)           if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the “Continuing Directors”) who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

(c)           Other Definitions.  The following terms have the meanings ascribed to them below:

(i)            “Cause” has the meaning given to such term, or to the term “For Cause” or other similar phrase, in Grantee’s Employment Agreement with TeleTech or any Subsidiary, if any; provided, however, that if at any time Grantee’s employment or service relationship with TeleTech or any Subsidiary is not governed by a written agreement or if such written agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan.

(ii)           “Termination Date” means the date upon which Grantee incurs a Termination of Service and for a Grantee who is then an employee, shall mean the latest day on which Grantee is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Grantee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and

(iii)          “Termination of Service” shall mean:

(a)  As to an Independent Director, the time when a Participant who is an Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences employment with TeleTech or remains in employment or service with TeleTech or any Subsidiary in any capacity.

(b) As to an employee, the time when the employee-employer relationship between a Participant and TeleTech or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences service with TeleTech as an Independent Director.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an Independent Director or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Participant’s employee-employer relationship or Independent Director relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

(iv)          “Independent Director” means a Director of TeleTech who is not an employee of TeleTech or any Subsidiary.

3B.          Settlement of Vested RSUs.   RSUs subject to an Award shall be settled pursuant to the terms of the Plan as soon as reasonably practicable following the vesting thereof, but in no event later than March 15 of the calendar year following the calendar year in which the RSUs vest.

4.             RSUs Not Transferable and Subject to Certain Restrictions.  The RSUs subject to the Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”).

5.             Forfeiture  If at any time during Grantee’s employment or services relationship with TeleTech or at any time during the 12 month period following Grantee’s Termination of Service, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all unvested RSUs granted hereunder shall terminate and (b) Grantee shall return to TeleTech for cancellation all shares held by Grantee plus pay TeleTech the amount of any proceeds received from the sale of any shares to the extent such shares were issued pursuant to RSUs granted under this Agreement that vested (i) during the 24 month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event. “Forfeiture Event” means the following: (i) conduct related to Grantee’s employment or service relationship for which criminal penalties may be sought; (ii) Grantee’s commission of an act of fraud or intentional misrepresentation; (iii) Grantee’s embezzlement or misappropriation or conversion of assets or opportunities of TeleTech or any Subsidiary; (iv) Grantee’s breach of any the non-competition or non-solicitation provisions; (v) Grantee’s disclosing or misusing any confidential or proprietary information of TeleTech or any Subsidiary or violation of any policy of TeleTech or any Subsidiary or duty of confidentiality; or (vi) any other material breach of the Code of Conduct or other appropriate and applicable policy of TeleTech or any Subsidiary.  The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Grantee from liability hereunder.

6.             Acceptance of Plan.  Grantee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

7.             No Right to Employment.  Nothing herein contained shall confer upon Grantee any right to continuation of employment or service relationship by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment or service relationship of Grantee.  Nothing contained herein shall confer any rights upon Grantee as a stockholder of TeleTech, unless and until Grantee actually receives shares of Common Stock.

8.             Adjustments.  Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any vested RSUs that have not been settled pursuant to the Plan, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares that may be used to settle vested RSUs in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech.  For purposes of this Section 8, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.

9.             No Other Rights.  Grantee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Grantee’s rights under this Award, and Grantee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.

10.           Confidentiality.  GRANTEE AGREES NOT TO DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL INFORMATION RELATING TO ANY AWARDS GRANTED TO GRANTEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD AND THE RATE OF VESTING THEREOF; PROVIDED THAT GRANTEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF GRANTEE’S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH’S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.

11.           Severability.  Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 11, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

12.           References.  Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.

13.           Entire Agreement.  This Agreement (including the Plan) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Grantee relating to Grantee’s entitlement to RSUs or similar benefits, under the Plan or otherwise.

14.           Amendment.  This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Grantee; provided, however that TeleTech, in its sole discretion, may amend the definition of “Change in Control” in Section 3A(b) from time to time without the consent of Grantee.

15.           Section 409A.

(a)           Notwithstanding any provision herein to the contrary, for purposes of determining whether Grantee has incurred a Termination of Service for purposes of Section 3A hereof, Grantee will not be treated as having incurred a Termination of Service unless such termination constitutes a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).   If Grantee has a “separation from service” following a Change in Control pursuant to Section 3A(a), the RSUs vesting as a result of such “separation from service” will be paid on a date determined by TeleTech within 5 days of Grantee’s “separation from service.”  If Grantee is a “specified employee” (within the meaning of Section 409A) with respect to TeleTech at the time of a “separation from service” and Grantee becomes vested in RSUs as a consequence of a “separation from service,” the delivery of property in settlement of such vested RSUs shall be delayed until the earliest date upon which such property may be delivered to Grantee without being subject to taxation under Section 409A.

(b)           This Restricted Stock Unit Agreement and the Award are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for any payments to be made within the applicable “short-term deferral” period (within the meaning of Section 1.409A-1(b)(4) of the Department of Treasury regulations) following the lapse of a “substantial risk of forfeiture” (within the meaning of Section 1.409A-1(d) of the Department of Treasury regulations).  Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that the Award may be subject to Section 409A of the Code, the Committee, in its sole discretion, may adopt such amendments to this Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, from time to time, without the consent of Grantee, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

16.           No Third Party Beneficiary.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Grantee and Grantee’s respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17.           Governing Law.  The construction and operation of this Agreement are governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

[SIGNATURE PAGE TO FOLLOW]

Executed as of the date first written above.

TELETECH HOLDINGS, INC.

By:
Name: John R. Troka, Jr.
Title: Interim Chief Financial Officer

Signature of Regina Paolillo (“Grantee”)

Grantee’s Social Security Number

Exhibit B

To

Executive Employment Agreement

(Performance-Based RSU Grant)

See attached.

TELETECH HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT

(Operating Committee Member)

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into between TELETECH HOLDINGS, INC., a Delaware corporation (“TeleTech”), and Regina Paolillo (“Grantee”), as of November     , 2011 (the “Grant Date”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.             Grant of RSUs.  Subject to the terms and conditions of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by this reference, TeleTech grants to Grantee 100,000 RSUs (the “Award”).

2.                                       Rights Upon Certain Events.

(a)           Rights Upon Termination of Service.  If Grantee incurs a “Termination of Service” (as defined below) for any reason other than (i) for “Cause” (as defined below), (ii) Grantee’s death, or (iii) Grantee’s mental, physical or emotional disability or condition (a “Disability”), Grantee shall retain rights of ownership to the Award if previously vested.  If the Award has not vested, then the Award shall be immediately cancelled.

(b)           Rights Upon Termination of Service For Cause.  If Grantee incurs a Termination of Service for Cause, the RSUs shall be immediately cancelled.

(c)           Rights Upon Grantee’s Death or Disability.  If Grantee incurs a Termination of Service as a result of Grantee’s death or disability, Grantee shall retain the Award if previously vested.  If the Award has not vested, then the Award shall be immediately cancelled.

3.                                       Vesting.

(a)           The Award shall vest in whole and not in part solely in the event that TeleTech satisfies both of the following criteria in the same calendar year ending on or prior to December 31, 2014 and measured as of each year end:  (i) annual consolidated revenue of at least $1.60 billion, as set forth in the Consolidated Statement of Operations and Comprehensive Income (Loss) forming a part of the audited consolidated financial statements of TeleTech and its subsidiaries filed with the Securities and Exchange Commission (“SEC”) in TeleTech’s annual report on Form 10-K; and (ii) an operating margin of at least 11.50%, as calculated and derived from the Consolidated Statement of Operations and Comprehensive Income (Loss) forming a part of the audited consolidated financial statements of TeleTech and its subsidiaries filed with the SEC in TeleTech’s annual report on Form 10-K.  For purposes of this Restricted Stock Unit Agreement, the vesting criteria shall be deemed to have occurred and the Award shall vest as of December 31 of the year in which both of the vesting criteria are satisfied in accordance with this Section 3(a).

(b)           Grantee must not have incurred a Termination of Service before the vesting criteria set forth in Section 3(a) hereof has occurred.  No portion of the RSUs shall vest other than pursuant to satisfaction of the vesting criteria set forth in Section 3(a) hereof or pursuant to Section 3A hereof.  If Grantee incurs a Termination of Service for any reason prior to such vesting, the Award automatically shall be forfeited as of the Termination of Service.

3A           Vesting Following a Change in Control.

(a)           Accelerated Vesting.  Notwithstanding the vesting criteria set forth in Section 3(a) hereof, upon a “Change in Control” (as hereinafter defined), the Award shall be accelerated and become 100% vested on the effective date of the Change in Control; provided, however, that for purposes of a Change in Control pursuant to Section 3A(b)(i) hereof, the unvested performance vesting RSUs shall be deemed to have vested immediately prior to such Change in Control transaction described in Section 3A(b)(i) hereof in order to allow such performance vesting RSUs to participate in such Change in Control transaction.

(b)           Definition of “Change in Control”. For purposes of this Agreement, “Change in Control” means the occurrence of any one of the following events:

(i)            any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;

(ii)           any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

(iii)          approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;

(iv)          the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or

(v)           if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the “Continuing Directors”) who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

(c)           Other Definitions.  The following terms have the meanings ascribed to them below:

(i)            “Cause” has the meaning given to such term, or to the term “For Cause” or other similar phrase, in Grantee’s Employment Agreement with TeleTech or any Subsidiary, if any; provided, however, that if at any time Grantee’s employment or service relationship with TeleTech or any Subsidiary is not governed by a written agreement or if such written agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan.

(ii)           “Termination Date” means the date upon which Grantee incurs a Termination of Service and for a Grantee who is then an employee, shall mean the latest day on which Grantee is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Grantee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and

(iii)          “Termination of Service” shall mean

(a)  As to an Independent Director, the time when a Participant who is an Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences employment with TeleTech or remains in employment or service with TeleTech or any Subsidiary in any capacity.

(b) As to an employee, the time when the employee-employer relationship between a Participant and TeleTech or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences service with TeleTech as an Independent Director.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an Independent Director or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Participant’s employee-employer relationship or Independent Director relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

(iv)          “Independent Director” means a Director of TeleTech who is not an employee of TeleTech or any Subsidiary.

3B.          Settlement of Vested RSUs.   RSUs subject to an Award shall be settled pursuant to the terms of the Plan as soon as reasonably practicable following the vesting thereof, but in no event later than March 15 of the calendar year following the calendar year in which the RSUs vest.

4.             RSUs Not Transferable and Subject to Certain Restrictions.  The RSUs subject to the Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”).

5.             Forfeiture  If at any time during Grantee’s employment or services relationship with TeleTech or at any time during the 12 month period following Grantee’s Termination of Service, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all unvested RSUs granted hereunder shall terminate and (b) Grantee shall return to TeleTech for cancellation all shares held by Grantee plus pay TeleTech the amount of any proceeds received from the sale of any shares to the extent such shares were issued pursuant to RSUs granted under this Agreement that vested (i) during the 24 month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event. “Forfeiture Event” means the following: (i) conduct related to Grantee’s employment or service relationship for which criminal penalties may be sought; (ii) Grantee’s commission of an act of fraud or intentional misrepresentation; (iii) Grantee’s embezzlement or misappropriation or conversion of assets or opportunities of TeleTech or any Subsidiary; (iv) Grantee’s breach of any the non-competition or non-solicitation provisions; (v) Grantee’s disclosing or misusing any confidential or proprietary information of TeleTech or any Subsidiary or violation of any policy of TeleTech or any Subsidiary or duty of confidentiality; or (vi) any other material breach of the Code of Conduct or other appropriate and applicable policy of TeleTech or any Subsidiary.  The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Grantee from liability hereunder.

6.             Acceptance of Plan.  Grantee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

7.             No Right to Employment.  Nothing herein contained shall confer upon Grantee any right to continuation of employment or service relationship by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment or service relationship of Grantee.  Nothing contained herein shall confer any rights upon Grantee as a stockholder of TeleTech, unless and until Grantee actually receives shares of Common Stock.

8.             Adjustments.  Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any vested RSUs that have not been settled pursuant to the Plan, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares that may be used to settle vested RSUs in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech.  For purposes of this Section 8, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.

9.             No Other Rights.  Grantee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Grantee’s rights under this Award, and Grantee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.

10.           Confidentiality.  GRANTEE AGREES NOT TO DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL INFORMATION RELATING TO ANY AWARDS GRANTED TO GRANTEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD AND THE RATE OF VESTING THEREOF; PROVIDED THAT GRANTEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF GRANTEE’S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH’S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.

11.           Severability.  Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 11, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

12.           References.  Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.

13.           Entire Agreement.  This Agreement (including the Plan) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Grantee relating to Grantee’s entitlement to RSUs or similar benefits, under the Plan or otherwise.

14.           Amendment.  This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Grantee; provided, however that TeleTech, in its sole discretion, may amend the definition of “Change in Control” in Section 3A(b) from time to time without the consent of Grantee.

15.           Section 409A.

(a)           Notwithstanding any provision herein to the contrary, for purposes of determining whether Grantee has incurred a Termination of Service for purposes of Section 3A hereof, Grantee will not be treated as having incurred a Termination of Service unless such termination constitutes a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).   If Grantee has a “separation from service” following a Change in Control pursuant to Section 3A(a), the RSUs vesting as a result of such “separation from service” will be paid on a date determined by TeleTech within 5 days of Grantee’s “separation from service.”  If

Grantee is a “specified employee” (within the meaning of Section 409A) with respect to TeleTech at the time of a “separation from service” and Grantee becomes vested in RSUs as a consequence of a “separation from service,” the delivery of property in settlement of such vested RSUs shall be delayed until the earliest date upon which such property may be delivered to Grantee without being subject to taxation under Section 409A.

(b)           This Restricted Stock Unit Agreement and the Award are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for any payments to be made within the applicable “short-term deferral” period (within the meaning of Section 1.409A-1(b)(4) of the Department of Treasury regulations) following the lapse of a “substantial risk of forfeiture” (within the meaning of Section 1.409A-1(d) of the Department of Treasury regulations).  Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that the Award may be subject to Section 409A of the Code, the Committee, in its sole discretion, may adopt such amendments  to this Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, from time to time, without the consent of Grantee, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

16.           No Third Party Beneficiary.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Grantee and Grantee’s respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

17.           Governing Law.  The construction and operation of this Agreement are governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

[SIGNATURE PAGE TO FOLLOW]

Executed as of the date first written above.

TELETECH HOLDINGS, INC.

By:
Name: John R. Troka, Jr.
Title: Interim Chief Financial Officer

Signature of Regina Paolillo (“Grantee”)

Grantee’s Social Security Number

Exhibit C

To

Executive Employment Agreement

(Stock Option Grant)

See attached.

TELETECH HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

(Operating Committee Member)

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into between TELETECH HOLDINGS, INC., a Delaware corporation (“TeleTech”), and Regina Paolillo (“Optionee”), as of November     , 2011 (the “Grant Date”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.             Grant of Option.  Subject to the terms and conditions of the TeleTech Holdings, Inc. 2010 Equity Incentive Plan, as amended (the “Plan”), a copy of which is attached hereto and incorporated herein by this reference, TeleTech grants to Optionee an option (the “Option”) to purchase 150,000 shares (the “Shares”) of TeleTech’s common stock, $0.01 par value (the “Common Stock”), at a price equal to US $          per share (the “Option Price”).  The Option Price has been determined by the Compensation Committee of the Board of Directors of TeleTech (the “Committee”), acting in good faith, to be the fair market value of the Common Stock on the Grant Date based upon the last sale price for Common Stock reported by The Nasdaq Stock Market, Inc. as of the close of business on the Grant Date.

The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  All provisions of this Agreement are to be construed in conformity with this intention.

2.             Term:  Option Rights.  Except as provided below, the Option shall be valid for a term commencing on the Grant Date and ending 10 years after the Grant Date (the “Expiration Date”).

(a)           Rights Upon Termination of Employment.  If Optionee ceases to be employed by TeleTech or any of its subsidiaries or affiliates (collectively, the “Subsidiaries”) for any reason other than (i) for “Cause” (as defined below), (ii) Optionee’s death, or (iii) Optionee’s mental, physical or emotional disability or condition (a “Disability”), any then vested portion of the Option shall be exercisable at any time prior to the earlier of the Expiration Date or the date three months after the date of termination of Optionee’s employment.

(b)           Rights Upon Termination For Cause.  If Optionee’s employment with TeleTech and/or its Subsidiaries is terminated for Cause, the Option shall be immediately cancelled, no portion of the Option may be exercised thereafter and Optionee shall forfeit all rights to the Option.  The term “Cause” shall have the meaning given to such term or to the term “Cause” or other similar phrase in Optionee’s Employment Agreement with TeleTech or any Subsidiary; provided, however, that (i) if at any time Optionee’s employment with TeleTech or any Subsidiary is not governed by an employment agreement or if such employment agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan, and (ii) “Cause” shall exclude Optionee’s death or Disability.

(c)           Rights Upon Optionee’s Death or Disability.  If Optionee’s employment with TeleTech and/or its Subsidiaries is terminated as a result of (i) Optionee’s death, any then vested portion of the Option may be exercised at any time prior to the earlier of the Expiration Date or the date 180 days after the date of Optionee’s death, or (ii) Optionee’s Disability, any then vested portion of the Option may be exercised at any time prior to the earlier of the Expiration Date or the date 180 days after the date of Optionee’s Termination Date as a result of Optionee’s Disability.

3.             Vesting.  (a)           The Option may only be exercised to the extent vested.  Any vested portion of the Option may be exercised at any time in whole or from time to time in part. The Option shall vest according to the following schedule and may be accelerated in accordance with Section 3A below (each date of which the vesting criteria set forth below are satisfied with respect to any tranche is referred to herein as, a “Vesting Date”):

Tranche	Vesting Criteria	Vested Portion
Tranche 1	TeleTech VWAP Common Stock Price of at least $30 per share on or prior to December 31, 2014	16,666
Tranche 2	TeleTech VWAP Common Stock Price of at least $35 per share on or prior to December 31, 2015	16,667
Tranche 3	TeleTech VWAP Common Stock Price of at least $40 per share on or prior to December 31, 2016	16,667
Tranche 4	TeleTech VWAP Common Stock Price of at least $45 per share on or prior to December 31, 2017	100,000

For purposes of this Agreement, the “TeleTech VWAP Common Stock Price” shall mean the per share volume weighted average closing price of the Common Stock, as traded on The NASDAQ Stock Market, Inc. or any successor market or stock exchange on which the TeleTech Common Stock is primarily traded for a period of at least 30 consecutive trading days.

(b)           Optionee must be employed by TeleTech or any Subsidiary on any Vesting Date, in order to vest in the tranche of Option for which the vesting criteria have been satisfied in the chart above.  No portion of the Option shall vest other than pursuant to the satisfaction of the vesting criteria set forth in the chart above except as provided in Section 3A hereof; if Optionee ceases to be employed by TeleTech or any Subsidiary for any reason, then any tranche of the Option that has not vested pursuant to the satisfaction of the vesting criteria set forth in the chart above as of the date Optionee’s employment is terminated automatically shall be forfeited as of the termination of employment.  For the avoidance of doubt, the achievement of the applicable vesting criteria for each tranche may be satisfied at any time prior to the applicable expiration period for such tranche and no subsequent changes in the TTEC VWAP Common Stock Price shall affect the vesting of any tranche for which the vesting criteria has been satisfied.

3A.          Vesting Following a Change in Control.

(a)           Accelerated Vesting.  Notwithstanding the vesting schedule contained in Section 3, upon a Change in Control (as hereinafter defined), any tranche of the Option that would vest based upon the per share price of the Common Stock at which the Change in Control occurs shall vest notwithstanding the daily volume of trading in the Common Stock or the requirement to maintain such closing price for a period of at least 30 consecutive trading days, shall vest and become immediately exercisable as of the effective date of the Change of Control, as accelerated by this Section 3A.

(b)           Definition of “Change in Control”. For purposes of this Agreement, “Change in Control” means the occurrence of any one of the following events:

(i)            any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;

(ii)           any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

(iii)          approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;

(iv)          the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or

(v)           if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the “Continuing Directors”) who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

(c)           Other Definitions.  The following terms have the meanings ascribed to them below:

(i)            “Cause” has the meaning given to such term, or to the term “For Cause” or other similar phrase, in Optionee’s Employment Agreement with TeleTech or any Subsidiary, if any; provided, however, that if at any time Optionee’s employment with TeleTech or any Subsidiary is not governed by an employment agreement or if such employment agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan; provided, further, that, notwithstanding the provisions of Optionee’s Employment Agreement or of the Plan, for purposes of this Agreement, TeleTech shall have the burden to prove that Optionee’s employment was terminated for “Cause.”

(ii)           “Termination Date “ means the latest day on which Optionee is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Optionee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and

4.             Procedure for Exercise.  Exercise of the Option or a portion thereof shall be effected by the giving of written notice to TeleTech in accordance with the Plan and payment of the aggregate Option Price for the number of Shares to be acquired pursuant to such exercise.

5.             Payment for Shares.  Payment of the Option Price (or portion thereof) may be made by (i) cash; or (ii) certified funds; or (iii) in Shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price; or (iv) consideration received by the Company under a cashless exercise whereby Optionee shall deliver irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise; or (v) by such other method or methods as may be permitted by the Committee in accordance with the provisions of the Plan.  No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

6.             Options Not Transferable and Subject to Certain Restrictions.  The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.  During Optionee’s lifetime, the Option may be exercised only by the Optionee or by a legally authorized representative.  In the event of Optionee’s death, the Option may be exercised by the distributee to whom Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

7.             Acceptance of Plan.  Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

8.             No Right to Employment.  Nothing herein contained shall confer upon Optionee any right to continuation of employment by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment of Optionee.  Nothing contained herein shall confer any rights upon Optionee as a stockholder of TeleTech, unless and until Optionee actually receives Shares.

9.             Compliance with Securities Laws.  The Option shall not be exercisable and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for TeleTech with respect to such compliance.  If, in the opinion of counsel for TeleTech, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, TeleTech may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

10.           Adjustments.  Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech.  For purposes of this Section 10, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.

11.           No Other Rights.  Optionee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Optionee’s right to acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.

12.           Confidentiality.  OPTIONEE AGREES NOT TO DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL INFORMATION RELATING TO ANY OPTIONS OR OTHER AWARDS GRANTED TO OPTIONEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD, THE EXERCISE PRICE AND THE RATE OF VESTING THEREOF; PROVIDED THAT OPTIONEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF OPTIONEE’S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH’S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.

13.           Severability.  Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

14.           References.           Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.

15.           Entire Agreement.  This Agreement (including the Plan, which is incorporated herein) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Optionee relating to Optionee’s entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

16.           Amendment.  This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Optionee; provided, however that TeleTech, in its sole discretion, may amend the definition of “Change in Control” in Section 3A(b) from time to time without the consent of Optionee.

17.           Section 409A.

(a)           Notwithstanding any provision herein to the contrary, for purposes of determining whether Grantee has incurred a Termination of Service for purposes of Section 3A hereof, Grantee will not be treated as having incurred a Termination of Service unless such termination constitutes a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).   If Grantee has a “separation from service” following a Change in Control pursuant to Section 3A(a), the RSUs vesting as a result of such “separation from service” will be paid on a date determined by TeleTech within 5 days of Grantee’s “separation from service.”  If Grantee is a “specified employee” (within the meaning of Section 409A) with respect to TeleTech at the time of a “separation from service” and Grantee becomes vested in stock options as a consequence of a “separation from service,” the delivery of property in settlement of such vested stock options shall be delayed until the earliest date upon which such property may be delivered to Grantee without being subject to taxation under Section 409A.

(b)           This Non-Qualified Stock option Agreement and the Award are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for any payments to be made within the applicable “short-term deferral” period (within the meaning of Section 1.409A-1(b)(4) of the Department of Treasury regulations) following the lapse of a “substantial risk of forfeiture” (within the meaning of Section 1.409A-1(d) of the Department of Treasury regulations).  Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that the Award may be subject to Section 409A of the Code, the Committee, in its sole discretion, may adopt such amendments to this Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, from time to time, without the consent of Grantee, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

18.           No Third Party Beneficiary.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Optionee and Optionee’s respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

19.           Governing Law.  The construction and operation of this Agreement are governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

SIGNATURE PAGE TO FOLLOW]

Executed as of the date first written above.

TELETECH HOLDINGS, INC.

By:
Name: John R. Troka, Jr.
Title: Interim Chief Financial Officer

Signature of Regina Paolillo (“Optionee”)

Optionee’s Social Security Number